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                                                                      EXHIBIT 11

                       UNION PACIFIC RESOURCES GROUP INC.

                        COMPUTATION OF EARNINGS PER SHARE
                              (Shares in Thousands)
                                   (Unaudited)


                                                                          Six Months Ended
                                                                               June 30,
                                                                      -------------------------
                                                                          1999          1998
                                                                      -----------   -----------
Basic weighted average number of shares outstanding ...............       248,883       247,637

Dilutive weighted average shares issuable on exercise of stock
     options less shares repurchasable from proceeds ..............           162           551
                                                                      -----------   -----------

Diluted weighted average number of common and common
     equivalent shares ............................................       249,045       248,188
                                                                      ===========   ===========


Income (loss) from continuing operations (millions) ...............   $      57.6   $      (9.1)
Income from discontinued operations (millions) ....................         133.2          23.0
                                                                      -----------   -----------
Net income (millions) .............................................   $     190.8   $      13.9
                                                                      ===========   ===========


Per share - basic and diluted
Income (loss) from continuing operations ..........................   $      0.23   $     (0.03)
Income from discontinued operations ...............................          0.54          0.09
                                                                      -----------   -----------
Net income ........................................................   $      0.77   $      0.06
                                                                      ===========   ===========
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